Exhibit 99.1

Zurn Elkay Water Solutions Promotes Dave Pauli to Chief Financial Officer; Mark Peterson to become Chief Administrative Officer

MILWAUKEE — July 10, 2024 — Zurn Elkay Water Solutions Corporation (NYSE: ZWS) announced today the promotion of Dave Pauli, 42, to the position of Chief Financial Officer (CFO). Pauli will oversee all aspects of Zurn Elkay’s financial operations effective immediately including financial planning and analysis, treasury, reporting, tax, internal audit and investor relations.
The promotion comes as Mark Peterson, 52, who joined the company in 2006 and has served as CFO since 2011, becomes the company’s Chief Administrative Officer, overseeing human resources, enterprise risk, real estate and facilities management, and environmental health and safety.
"This well-deserved promotion recognizes the breadth and depth of Dave’s leadership as well as the success of our development and succession plans,” said Todd A. Adams, Chairman and CEO. "Dave, Mark, and I have worked closely together for more than 10 years. During that time, Dave gained incredible experience across all facets of the company, preparing him to step into this role.
“Mark has been, and will continue to be, an integral partner for me. I am thrilled that he is staying on as Chief Administrative Officer and for the leadership continuity. It’s Mark’s commitment to succession planning and the Zurn Elkay Business System that has helped build deep bench strength and paved the way for a seamless transition.”
Pauli joined Zurn Elkay in 2012 as Assistant Corporate Controller, later adding responsibility for financial planning and analysis (FP&A). He went on to serve as a divisional Vice President - Finance before being named Corporate Controller in 2016. In 2021, he added investor relations to his responsibilities. Pauli began his career with Deloitte, spending seven years with the firm’s audit practice.
Second-Quarter Results
“We see our preliminary second quarter results in-line to slightly ahead of the outlook range we provided earlier in the quarter," said Adams. "We will provide further details on the quarter and our outlook during an earnings call that will be scheduled for Wednesday, July 31, 2024."

About Zurn Elkay Water Solutions
Named one of America’s Most Responsible Companies 2024 by Newsweek for the fourth consecutive year, Zurn Elkay Water Solutions is headquartered in Milwaukee, WI, and is a growth-oriented, pure-play water management business that designs, procures, manufactures, and markets what we believe to be the broadest sustainable product portfolio of specification-driven water management solutions to improve health, hydration, human safety, and the environment. The Zurn Elkay product portfolio includes professional grade water safety and control products, flow systems products, hygienic and environmental products, and filtered drinking water products for public and private spaces. Visit www.zurnelkay.com for additional information about the Company.
Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Zurn Elkay Water Solutions Corporation as of the date of the release, and Zurn Elkay Water Solutions Corporation assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in the Company’s Form 10-K for the period ended December 31, 2023 as well as the Company’s annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the SEC for a further discussion of the factors and risks associated with the business.

Investor Contact:
Dave Pauli, Chief Financial Officer
414-223-7770

Media Contact:
Angela Hersil, Vice President – Corporate Communications
855-480-5050
414-808-0199
Corporate.Communications@zurnelkay.com